Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of
Managed Duration Investment Grade
Municipal Fund

In planning and performing our audit
of the financial statements of Managed
Duration Investment Grade Municipal
Fund (the Fund) as of and for the year
ended July 31 2016 in accordance with
the standards of the Public Company
Accounting Oversight Board (United States) we considered the Funds internal control over financial reporting including controls over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However we noted no
deficiencies in the Funds internal control over financial reporting and its operation including controls over safeguarding securities that we consider to be a material weakness as defined above as of July 31 2016.

This report is intended solely for the
information and use of management and the Board of Trustees of Managed Duration
Investment Grade Municipal Fund and the
Securities and Exchange Commission and
is not intended to be and should not be
used by anyone other than these specified parties.


/s/ Ernst & Young LLP

Chicago Illinois
September 27 2016